Exhibit 99.1

NetScout Systems Reports Financial Results for Fourth Quarter & Fiscal Year End 2012

Q4 Revenue Up Year-over-Year: 15% GAAP; 16% Non-GAAP

Q4 Net Income Up Year-over-Year: 20% GAAP; 28% Non-GAAP

FY 2012 Revenue Up Year-over-Year: 6% GAAP; 7% Non-GAAP

FY 2012 Net Income Year-over-Year: down 13% GAAP; up 5% Non-GAAP

WESTFORD, Mass.--(BUSINESS WIRE)--April 26, 2012--NetScout Systems, Inc. (NASDAQ: NTCT):

	Q4 FY 2012		FY 2012
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue (in millions)	$89.5	$89.6	$308.7	$309.0
Net income (in millions)	$12.9	$16.4	$32.4	$47.0
Net income per share	$0.30	$0.39	$0.76	$1.10

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced application and service assurance solutions, today announced financial results for its fourth quarter and fiscal year ended March 31, 2012.

“We finished the fiscal year with a strong quarter,” said Anil Singhal, President and CEO of NetScout Systems. “Year-over-year quarterly non-GAAP revenue grew 16% and non-GAAP net income per share increased 30%. Q4 bookings were up 32% year-over-year, and we closed the year with $13 million of product backlog. For the full year, bookings were up 17% led by service provider bookings which were up by 31%. Enterprise bookings were up 13%, including financial services bookings which were up 15%.”

“We completed three acquisitions during the year, bringing unique technology and products to our Unified Service Delivery platform and enhancing the value of our solution to new and existing customers,” added Anil Singhal. “Our business accelerated in the second half of the year driven by our USDM strategy that is resonating with customers, providing significant momentum for fiscal 2013.”

Total GAAP revenue for the fourth quarter was $89.5 million. Non-GAAP revenue for the fourth quarter was $89.6 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue for the fourth quarter, on a GAAP and non-GAAP basis was $54.5 million. Service revenue on a GAAP basis was $35.0 million and non-GAAP service revenue was $35.1 million.

GAAP net income for the fourth quarter was $12.9 million, or $0.30 per diluted share. GAAP income from operations was $20.4 million. On a non-GAAP basis, net income for the quarter was $16.4 million, or $0.39 per diluted share, and non-GAAP income from operations was $26.0 million.

For the fiscal year ended March 31, 2012, NetScout reported total GAAP revenue of $308.7 million; non-GAAP revenue was $309.0 million. GAAP net income for the fiscal year was $32.4 million, or $0.76 per diluted share. GAAP income from operations was $53.7 million. Non-GAAP net income for the fiscal year was $47.0 million, or $1.10 per diluted share, and non-GAAP income from operations was $74.9 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Fiscal year 2012 GAAP and non-GAAP revenue results were within the range of revised full year guidance of $300 million to $315 million issued on July 4, 2011. Fiscal year 2012 GAAP net income per share results were below the guidance range of GAAP $0.84 to $0.97 principally due to acquisition activity and debt extinguishment during the year. Non-GAAP results were within the range of $1.07 to $1.19. In January 2012, the Company narrowed the revenue and net income per share guidance for fiscal year 2012. Fiscal year 2012 revenue results were at the high end of the narrowed range of $305 million to $310 million. Fiscal year 2012 GAAP and non-GAAP net income per diluted share results were within the narrowed guidance ranges. Because of the acquisition activity and debt extinguishment impact, the GAAP net income per diluted share range was lowered to $0.74 to $0.78. The non-GAAP net income per diluted share was narrowed to $1.07 to $1.11.

Financial Highlights:

For the fourth quarter:

  GAAP revenue increased 15% year-over-year and increased 7% sequentially. Non-GAAP revenue increased 16% year-over-year and increased 7% sequentially.
  GAAP product revenue increased 19% year-over-year and sequentially. Non-GAAP product revenue increased 21% year-over-year and 19% sequentially.
  GAAP and non-GAAP service revenue increased 8% year-over-year and decreased 6% sequentially.
  GAAP operating margin was 23%, up one point from 22% a year ago and up two points sequentially. Non-GAAP operating margin was 29%, up three points from 26% a year ago and flat sequentially.

For the 2012 fiscal year:

  GAAP revenue increased 6% year-over-year. Non-GAAP revenue increased 7% year-over-year.
  GAAP product revenue increased 5% year-over-year. Non-GAAP product revenue increased 6% year-over-year.
  GAAP and non-GAAP service revenue increased 8% year-over-year.
  GAAP operating margin was 17%, down from 20% in fiscal 2011. Non-GAAP operating margin was 24%, flat compared to a year ago.
  As of March 31, 2012 cash and cash equivalents and short and long-term marketable securities were $211.6 million, up $19.3 million from $192.3 million as of the end of the prior quarter. Year-over-year, cash decreased $16.9 million due to acquisition and stock buyback activity.

Basis of Presentation

Current year results discussed in this press release are presented as GAAP and non-GAAP under current accounting standards. In addition we are comparing 2012 non-GAAP results under the current accounting standards to 2011 non-GAAP results under the historical accounting standards (“historical non-GAAP”) in order to present the differences between current and historical measures which became more pronounced in the fourth quarter. In the first three quarters of fiscal 2012 NetScout reported current GAAP and current non-GAAP results because the differences between current and historical measures for fiscal years 2012 and 2011 were not significant. We have provided non-GAAP and historical non-GAAP reconciliations for 2012 and 2011 under both bases of accounting. In fiscal 2013 the presentation of historical non-GAAP results is expected to be discontinued.

In September 2009, the Financial Accounting Standards Board amended the accounting principles related to revenue recognition for arrangements with multiple deliverables and arrangements that include software elements. NetScout early adopted the new accounting principles in the first quarter of fiscal year 2011. The new accounting principles changed how NetScout accounts for certain revenue arrangements that include hardware only elements as well as those that include both hardware and software elements, however, revenue arrangements in fiscal years prior to 2011 are not affected by the new principles.

The impact of the new accounting principles was reflected in the current fiscal 2011 and 2012 GAAP and non-GAAP results, and excluded from our historical non-GAAP results. In addition non-GAAP revenue excludes the purchase accounting adjustment to record at fair value acquired deferred revenue. Non-GAAP income from operations excludes the purchase accounting adjustment to record at fair value acquired deferred revenue, as well as share-based compensation expenses and amortization of acquired intangible assets. Non-GAAP net income excludes these effects as well as their related impact on the provision for income taxes.

Guidance:

For fiscal year 2013, we expect GAAP and non-GAAP revenue to be in the range of $340 million to $355 million. GAAP net income per diluted share is expected to be in the range of $0.96 to $1.05 and non-GAAP net income per diluted share between $1.21 and $1.30.

For fiscal year 2013, the non-GAAP net income per diluted share expectation excludes the purchase accounting adjustment to fair value of approximately $300 thousand for deferred revenue, forecasted share-based compensation expenses of approximately $9.8 million, estimated amortization of acquired intangible assets of approximately $6.4 million, compensation for post combination services of $900 thousand, and the related impact of these adjustments on the provision for income taxes of $6.6 million.

Because of atypical expenses expected in the first quarter of fiscal year 2013, we are also issuing guidance for the first fiscal quarter. We do not plan to issue quarterly guidance in the future and will maintain our practice of annual only guidance. For the first quarter of fiscal year 2013, we expect GAAP and non-GAAP revenue to be in the range of $73 million to $76 million. GAAP net income per diluted share is expected to be in the range of $0.10 to $0.13 and non-GAAP net income per diluted share between $0.16 and $0.19.

For the first quarter of fiscal 2013, the non-GAAP net income per diluted share expectation excludes the estimated purchase accounting adjustment to fair value of approximately $100 thousand for deferred revenue, forecasted share-based compensation expenses of approximately $2.2 million, estimated amortization of acquired intangible assets of approximately $2.0 million, compensation for post combination services of $200 thousand, and the related impact of these adjustments on the provision for income taxes of $1.7 million.

CONFERENCE CALL INSTRUCTIONS:

The Company invites shareholders to listen to its conference call today at 8:30 a.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 763-416-6912 for international callers and using conference ID: 73406206. A replay of the call will be available after 11:30 a.m. ET on April 26 for approximately one week. The number for the replay is (800) 642-1687 for U.S./Canada and (706) 645-9291 for international callers. The conference ID is: 73406206.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustments, share-based compensation expenses, amortization of acquired intangible assets, compensation for post combination services, as well as the related income tax effects.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during and following the integration period of the Company’s acquisitions. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

About NetScout Systems, Inc.

NetScout Systems, Inc. (NASDAQ: NTCT) is the market leader in Unified Service Delivery Management enabling comprehensive end-to-end network and application assurance. For 27 years, NetScout has delivered breakthrough packet-flow technology that provides trusted and comprehensive real-time network and application performance intelligence enabling unified assurance of the network, applications and users. These solutions enable IT staff to predict, preempt and resolve network and service delivery problems while facilitating the optimization and capacity planning of the network infrastructure. NetScout nGenius® and Sniffer® solutions are deployed at more than 20,000 of the world’s largest enterprises, government agencies, and more than 148 service providers, on over one million physical and 2,000 virtual network segments to assure the network, applications, and service delivery to their users and customers. For more information about NetScout go to www.netscout.com.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, our financial guidance for fiscal 2013 and the first quarter of fiscal 2013, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology and the ability of NetScout to successfully integrate Psytechnics, Fox Replay and Simena and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2012 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Revenue:
Product	$54,525	$45,659	$168,141	$159,948
Service	34,937	32,321	140,538	130,592
Total revenue	89,462	77,980	308,679	290,540

Cost of revenue:
Product	11,832	10,173	39,271	38,175
Service	7,128	6,214	26,401	23,186
Total cost of revenue	18,960	16,387	65,672	61,361

Gross profit	70,502	61,593	243,007	229,179

Operating expenses:
Research and development	13,405	10,894	49,478	40,628
Sales and marketing	28,480	27,439	109,624	105,271
General and administrative	7,353	5,830	27,488	23,308
Amortization of acquired intangible assets	590	477	2,131	1,907
Restructuring charges	231	-	603	-
Total operating expenses	50,059	44,640	189,324	171,114

Income from operations	20,443	16,953	53,683	58,065
Interest and other expense, net	(323)	(478)	(2,765)	(1,772)

Income before income tax expense	20,120	16,475	50,918	56,293
Income tax expense	7,173	5,704	18,490	19,028
Net income	$12,947	$10,771	$32,428	$37,265

Basic net income per share	$0.31	$0.25	$0.77	$0.89
Diluted net income per share	$0.30	$0.25	$0.76	$0.87
Weighted average common shares outstanding used in computing:
Net income per share - basic	41,711	42,402	42,035	42,059
Net income per share - diluted	42,530	43,306	42,750	42,973

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

GAAP Revenue	$89,462	$77,980	$308,679	$290,540
Deferred revenue fair value adjustment	154	9	312	132
Non-GAAP Revenue	$89,616	$77,989	$308,991	$290,672

GAAP Gross profit	$70,502	$61,593	$243,007	$229,179
Revenue adjustment	154	9	312	132
Shared-based compensation expense (1)	121	115	419	352
Amortization of acquired intangible assets (2)	1,239	995	4,651	3,980
Business development and integration expense (3)	-	-	10	-
Non-GAAP Gross profit	$72,016	$62,712	$248,399	$233,643

GAAP Income from operations	$20,443	$16,953	$53,683	$58,065
Deferred revenue fair value adjustment	154	9	312	132
Shared-based compensation expense (1)	2,585	2,300	8,702	6,439
Amortization of acquired intangible assets (2)	1,829	1,472	6,782	5,887
Business development and integration expense (3)	462	132	4,347	755
Compensation for post combination services (4)	270	-	438	-
Restructuring charges	231	-	603	-
Non-GAAP Income from operations	$25,974	$20,866	$74,867	$71,278

GAAP Net income	$12,947	$10,771	$32,428	$37,265
Deferred revenue fair value adjustment	154	9	312	132
Shared-based compensation expense (1)	2,585	2,300	8,702	6,439
Amortization of acquired intangible assets (2)	1,829	1,472	6,782	5,887
Business development and integration expense (3)	462	132	4,715	755
Compensation for post combination services (4)	270	-	438	-
Restructuring charges	231	-	603	-
Loss on extinguishment of debt (5)	-	-	690	-
Income tax adjustments (6)	(2,102)	(1,487)	(7,700)	(5,021)
Non-GAAP Net income	$16,376	$13,197	$46,970	$45,457

GAAP Diluted Net income per share	$0.30	$0.25	$0.76	$0.87
Share impact of non-GAAP adjustments identified above	0.09	0.05	0.34	0.19
Non-GAAP Diluted net income per share	$0.39	$0.30	$1.10	$1.06

Shares used in computing non-GAAP diluted net income per share	42,530	43,306	42,750	42,973

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$55	$49	$192	$134
Cost of service revenue	66	66	227	218
Research and development	784	642	2,486	1,651
Sales and marketing	900	904	3,052	2,527
General and administrative	780	639	2,745	1,909
Total share-based compensation expense	$2,585	$2,300	$8,702	$6,439

(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$1,239	$995	$4,651	$3,980
Operating expenses	590	477	2,131	1,907
Total amortization expense	$1,829	$1,472	$6,782	$5,887

(3) Business development and integration expense included in these amounts is as follows:
Cost of service revenue	$-	$-	$10	$-
Research and development	134	-	1,545	-
Sales and marketing	41	-	346	-
General and administrative	287	132	2,446	755
Other income (expense), net	-	-	368	-
Total business development and integration expense	$462	$132	$4,715	$755

(4) Compensation for post combination services included in these amounts is as follows:
Research and development	$270	$-	$438	$-

(5) Loss on extinguishment of debt included in this amount is as follows:
Interest and other income (expense), net	$-	$-	$690	$-

(6) Total income tax adjustment is as follows:
Tax effect of non-GAAP adjustments above at 38%	$(2,102)	$(1,487)	$(8,452)	$(5,021)
Discrete tax adjustment	-	-	752	-
Total income tax adjustments	$(2,102)	$(1,487)	$(7,700)	$(5,021)

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
	Current Non-GAAP	Historical Non-GAAP	Current Non-GAAP	Historical Non-GAAP

GAAP Revenue	$89,462	$77,980	$308,679	$290,540
Revenue impact of accounting change	N/A	(578)	N/A	(929)
Deferred revenue fair value adjustment	154	9	312	132
Non-GAAP Revenue	$89,616	$77,411	$308,991	$289,743

GAAP Gross profit	$70,502	$61,593	$243,007	$229,179
Revenue adjustment	154	(569)	312	(797)
Shared-based compensation expense (1)	121	115	419	352
Amortization of acquired intangible assets (2)	1,239	995	4,651	3,980
Business development and integration expense (3)	-	-	10	-
Non-GAAP Gross profit	$72,016	$62,134	$248,399	$232,714

GAAP Income from operations	$20,443	$16,953	$53,683	$58,065
Revenue adjustment	154	(569)	312	(797)
Shared-based compensation expense (1)	2,585	2,300	8,702	6,439
Amortization of acquired intangible assets (2)	1,829	1,472	6,782	5,887
Business development and integration expense (3)	462	132	4,347	755
Compensation for post combination services (4)	270	-	438	-
Restructuring charges	231	-	603	-
Non-GAAP Income from operations	$25,974	$20,288	$74,867	$70,349

GAAP Net income	$12,947	$10,771	$32,428	$37,265
Revenue adjustment	154	(569)	312	(797)
Shared-based compensation expense (1)	2,585	2,300	8,702	6,439
Amortization of acquired intangible assets (2)	1,829	1,472	6,782	5,887
Business development and integration expense (3)	462	132	4,715	755
Compensation for post combination services (4)	270	-	438	-
Restructuring charges	231	-	603	-
Loss on extinguishment of debt (5)	-	-	690	-
Income tax adjustments (6)	(2,102)	(1,267)	(7,700)	(4,668)
Non-GAAP Net income	$16,376	$12,839	$46,970	$44,881

GAAP Diluted Net income per share	$0.30	$0.25	$0.76	$0.87
Share impact of non-GAAP adjustments identified above	0.09	0.05	0.34	0.17
Non-GAAP Diluted net income per share	$0.39	$0.30	$1.10	$1.04

Shares used in computing non-GAAP diluted net income per share	42,530	43,306	42,750	42,973

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$55	$49	$192	$134
Cost of service revenue	66	66	227	218
Research and development	784	642	2,486	1,651
Sales and marketing	900	904	3,052	2,527
General and administrative	780	639	2,745	1,909
Total share-based compensation expense	$2,585	$2,300	$8,702	$6,439

(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$1,239	$995	$4,651	$3,980
Operating expenses	590	477	2,131	1,907
Total amortization expense	$1,829	$1,472	$6,782	$5,887

(3) Business development and integration expense included in these amounts is as follows:
Cost of service revenue	$-	$-	$10	$-
Research and development	134	-	1,545	-
Sales and marketing	41	-	346	-
General and administrative	287	132	2,446	755
Other income (expense), net	-	-	368	-
Total business development and integration expense	$462	$132	$4,715	$755

(4) Compensation for post combination services included in these amounts is as follows:
Research and development	$270	$-	$438	$-

(5) Loss on extinguishment of debt included in this amount is as follows:
Interest and other income (expense), net	$-	$-	$690	$-

(6) Total income tax adjustment is as follows:
Tax effect of non-GAAP adjustments above at 38%	$(2,102)	$(1,267)	$(8,452)	$(4,668)
Discrete tax adjustment	-	-	752	-
Total income tax adjustments	$(2,102)	$(1,267)	$(7,700)	$(4,668)

NetScout Systems, Inc.
Consolidated Balance Sheets
(In thousands)

	March 31,	March 31,
	2012	2011

Assets
Current assets:
Cash, cash equivalents and marketable securities	$179,260	$200,598
Accounts receivable, net	69,795	62,801
Inventories	8,021	8,925
Prepaid expenses and other current assets	14,999	11,402

Total current assets	272,075	283,726

Fixed assets, net	16,457	13,467
Goodwill and intangible assets, net	225,069	175,863
Deferred income taxes	18,628	25,167
Long-term marketable securities	32,338	27,880
Other assets	2,008	1,467

Total assets	$566,575	$527,570

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$7,539	$9,709
Accrued compensation	23,050	21,854
Accrued other	10,009	4,786
Current portion of long-term debt	-	15,000
Deferred revenue	93,493	85,241

Total current liabilities	134,091	136,590

Deferred tax liability	1,410	-
Other long-term liabilities	7,175	1,721
Accrued long-term retirement benefits	1,990	1,859
Long-term deferred revenue	18,722	14,735
Long-term debt, net of current portion	62,000	53,106

Total liabilities	225,388	208,011

Stockholders' equity:
Common stock	48	47
Additional paid-in capital	237,289	227,201
Accumulated other comprehensive loss	(970)	(676)
Treasury stock, at cost	(56,032)	(35,437)
Retained earnings	160,852	128,424

Total stockholders' equity	341,187	319,559

Total liabilities and stockholders' equity	$566,575	$527,570

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com